UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 22, 2012

 Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

We held our 2012 Annual Meeting of Stockholders on May 22, 2012, at the DoubleTree Hotel Chicago O’Hare Airport-Rosemont, Rosemont, Illinois 60018:

At the meeting, stockholders voted on the following matters:

(1)

the election to our Board of Directors of the nine nominees for director named in the proxy statement for the annual meeting;

(2)

ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012;

(3)

a non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); and

(4)

a stockholder proposal requiring executives to hold equity awards until retirement.

The results of this voting were as follows:

Election of Directors

	For	Against	Abstain	Broker Non-Vote
Mark C. Miller	67,048,776	1,567,251	35,162	6,557,854
Jack W. Schuler	67,039,273	1,597,101	14,815	6,557,854
Thomas D. Brown	67,925,424	698,341	27,424	6,557,854
Rod F. Dammeyer	67,031,800	1,591,965	27,424	6,557,854
William K. Hall	67,333,326	1,290,452	27,411	6,557,854
Jonathan T. Lord, M.D.	67,173,895	1,450,031	27,263	6,557,854
John Patience	67,068,944	1,554,596	27,649	6,557,854
James W.P. Reid-Anderson	67,327,736	1,295,698	27,755	6,557,854
Ronald G. Spaeth	67,327,820	1,293,184	30,185	6,557,854

Ratification of Appointment of Ernst & Young LLP

For	Against	Abstain	Broker Non-Vote
74,026,253	1,165,641	17,149	--

Advisory Resolution Approving Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
66,860,392	1,666,399	124,398	6,557,854

Stockholder Proposal for Executives to Hold Equity Awards Until Retirement

For	Against	Abstain	Broker Non-Vote
15,771,267	52,639,590	240,332	6,557,854

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2012	Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer